U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             October 4, 2013

FIRST HARTFORD CORPORATION
(Exact name of Company as specified in its charter)

Maine	0-8862	01-00185800
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(Zip Code)

860-646-6555
(Company's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 2.03         Financial Obligation Matter

On October 4, 2013, The Company refinanced a shopping center in Plainfield Connecticut in the amount of $6,200,000.

Terms

Interest Rate	5.234% per annum
30 year Amortization
Due in 10 years
Principal and interest	$34,175.21
Prepayment only with defeasance
Use as funds
Pay off of prior loan	$4,298,694
Prepayment Penalty	240,029
Pay off Kaplan Note	1,457,705
Transaction Cost	81,891
Escrows and Reserves	155,044

Previously the Company was paying monthly principal and interest of $33,197 on the prior loan and $146,184 quarterly on the Kaplan Note.  As a result, the Kaplan Note has been paid off in full approximately two (2) years ahead of its maturity date.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Company)

FIRST HARTFORD CORPORATION

By:  /s/ Neil H. Ellis

          Neil H. Ellis, Chairman and President

Date:      October 8, 2013